SYNERGY FEDERAL SAVINGS BANK
                              EMPLOYMENT AGREEMENT

         This Agreement is made and entered into this 1st of January, 1999, by and between SYNERGY FEDERAL SAVINGS BANK, a federally-chartered savings bank (hereinafter referred to as the SAVINGS BANK), with principal offices located at 310 North Avenue East, Cranford, New Jersey, and JOHN S. FIORE (hereinafter referred to as "CEO"), currently residing at 102 Four Winds Drive, Middletown, New Jersey, and shall be effective the first day of January, 1999.

1.       TERM.
         -----

         The period of CEO's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be three (3) years unless written notice is provided to CEO at least ten (10) days and not more than sixty (60) days prior to any such anniversary date, that his employment shall cease at the end of thirty-six (36) months following such anniversary date. Prior to each notice period for non-renewal, the Executive and Compensation Committee (excluding the "CEO") of the Board of Directors ("Board") of the Savings Bank will conduct a comprehensive performance evaluation and review of the CEO for all purposes under this Agreement, including whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting (the "Performance Review").

2.       DUTIES AND RESPONSIBILITIES
         ---------------------------

         CEO shall perform the duties and responsibilities of Chief Executive Officer in accordance with applicable federal or state laws and regulations and the bylaws, rules and regulations of the Savings Bank and shall provide executive management services for the Savings Bank. Subject to the direction and approval of the Board of Directors of the Savings Bank, CEO shall formulate, approve, supervise and direct the methods of keeping the records of the Savings Bank, statistical or otherwise; shall prepare all such reports as are required by law or regulation including, but not limited to, statements and reports for the Board of Directors and the members of the Savings Bank; shall prepare the annual budget; and shall, from time to time, and at any time upon request, make reports to the Savings Bank's Board of Directors on the business affairs and financial condition of the Savings Bank. This shall not be deemed to limit the powers of the Board of Directors and/or the Audit Committee of the Savings Bank to engage at any time public accountants to examine end report concerning the accounts and financial affairs of the Savings Bank. CEO shall perform such other duties and services as may be entrusted to him by the Savings Bank in accordance with its bylaws and consistent with this office as Chief Executive Officer.

         In addition, CEO shall perform those specific duties set forth in Exhibit "A" attached hereto and made a part thereof entitled, Position Description of Chief Executive Officers.

3.       COMPENSATION
         ------------

         3.1.1 Base Compensation: CEO shall be paid a base annual salary of One Hundred and Sixty-five Thousand Dollars ($165,000.00) for the remainder of the Agreement. The CEO will be paid in twenty-six (26) bi-weekly installments on the Savings Bank's normal paydays for the duration of the Agreement.

         3.1.2 In addition to the base salary, the Savings Bank agrees to provide the CEO with an automobile and pay the monthly lease/loan payment (calculated at 0% interest). The monthly lease/loan payments cannot exceed $5,000.00 annually. The Savings Bank also agrees to pay, as long as the employee is employed as CEO at the Savings Bank, the annual insurance premium, regular maintenance on, and repairs of, the vehicle, reasonable charges for fuel and oils, registration and titling fees.

         Whether the CEO terminates this lease/loan upon scheduled termination or if this lease/loan is terminated early in accordance with the terms of the lease/loan agreement, the CEO will have the option to renegotiate the total annual lease/loan allocation ($5,000.00 annually). Agreed upon changes made to the lease/loan payment allocation will not change the terms of the Employee Agreement as stated in Section 1.

         3.1.3 The Performance Review defined in Section 1 above shall include a determination whether the performance of the CEO met expectations or exceeded expectations. In making this decision the Executive and Compensation Committee shall consider, but not be limited to, an evaluation of the accomplishments of the prior year's EIP goals and other measures of the CEO's managerial and organizational performance. Based upon the results of the Performance Review, the Executive and Compensation Committee may, in its sole discretion, increase the base salary of the CEO between zero (0) and eight (8%) percent.

         3.1.4. In addition to the foregoing, the Performance Review shall include an evaluation of the operation of the Savings Bank to determine if diversification activity significantly increased the size and complexity of the Savings Bank. If so, the Executive and Compensation Committee, in its sole discretion, may elect to increase the base salary to be paid to the CEO.

         3.2 CEO Bonus: The Performance Review shall also provide the basis for determining any CEO bonus. In the third year of this Agreement, the Performance Review will also form the basis for negotiation of the renewal terms of this Agreement. The Bank Administration Institute Executive Salary Survey, as well as other appropriate sources, may be used as a comparative tool.

         3.3 Executive Incentive Program: CEO shall be entitled to participate in an annual Savings Bank Executive Management-Incentive Compensation Program with a maximum CEO bonus rate of fifteen (15%) percent of total compensation (base salary). Two-thirds of this bonus (up to 10% of base salary) shall be based upon individual performance as determined by the Executive and Compensation Committee as determined in the Performance Review. One-third of this bonus (5% of base salary) shall be subject to the attainment of five specific annual performance goals (1% of base salary for each goal). The goals shall be the same as those governing similar incentives for other executive employees of the Savings Bank. In addition, if all five annual performance goals are achieved, CEO shall receive an added incentive based upon the final net income as of December 31. For every $50,000 increase in net income over budget, CEO shall receive an incentive bonus of three percent (3%) of base salary as of December 31. The Executive Incentive Program bonus, if granted by the Executive and Compensation Committee, shall be a lump sum payment to be made within thirty
(30) days of the end of each year of this Agreement. The Executive Incentive Program payment shall not result in a permanent increase in the CEO's salary.

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

4.       OTHER ACTIVITIES
         ----------------

         CEO may serve, for compensation, as a lecturer, consultant to others and may engage in other activities of a short duration which do not interfere with his ability to perform his responsibilities under this Agreement. In all such cases, CEO shall inform the Board of Directors of such activities in advance. Otherwise, CEO during the term of the Agreement, shall not, except as otherwise agreed to by the Board of Directors of the Savings Bank, work with, accept or receive any compensation or consideration from any other organization, firm, savings bank, person, corporation, or otherwise, for services to be performed by CEO.

5.       INSURANCE AND EMPLOYEE BENEFITS
         -------------------------------

         5.1 Employee Benefits Generally: CEO shall be entitled to the employee benefit package currently available to all Savings Bank employees. This benefit package includes:

                           Term Life Insurance
                           Long-Term and Short-Term Disability
                           Hospitalization, Medical and Dental Insurance Retirement Plan

as set forth in the booklets previously issued. In addition, Savings Bank will purchase for the benefit of CEO (i) supplemental disability coverage (including long term convalescent care coverage) and (ii) supplemental life insurance protection to provide CEO with the same level of coverage (as a percent of CEO's compensation) as is provided to employees generally. The Savings Bank will be responsible for CEO's share of benefits costs including dependent coverage.

         5.2 Retiree Health Benefits: In addition to the benefits provided under subparagraph 5.1 of this Section, CEO shall be entitled to continuing health care coverage upon CEO's retirement from the Savings Bank for the remainder of CEO's life. Prior to attainment of age sixty-five (65), CEO's coverage shall be in substantially the same amount as provided to CEO prior to CEO's retirement. After attainment of age sixty-five (65), Savings Bank shall provide a Medicare supplement to CEO.

         5.3 Memberships, Travel and Entertainment Expenses: The Bank shall reimburse the CEO for his ordinary and necessary business expenses, including, without limitation, fees for such civic clubs and organizations as the CEO and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

         5.4 Professional Dues and Educational Expenses: CEO shall be expected to and encouraged to continue his education in subject matters which may be beneficial and advantageous to the current and future operation of the Savings Bank. CEO shall be encouraged to participate in those organizations to which the Savings Bank pays dues or fees, and which will benefit the Savings Bank in an informational, communicative or educational manner.

         5.5 Spouses Expenses: The Board of Directors shall designate meetings and activities which it deems necessary for the CEO's spouse to attend which are in the best interest of the Savings Bank. Savings Bank will pay for out of town expenses for these meetings.

         5.6 Vacation and Leave: CEO shall be entitled to five (5) weeks of paid vacation and all holidays designated by the Savings Bank for its employees. In the event of termination of employment, CEO shall be paid for unused earned and accrued vacation at the then-current rate of salary.

         5.7 Tax Returns: The Savings Bank will, during the term of this Agreement, reimburse the CEO for the reasonable expense related to the preparation of CEO's federal and state tax returns. The CEO will arrange for such service in a timely manner.

         5.8 Medical Examination: Once annually during term of this Agreement, CEO shall obtain a complete medical examination, the reasonable cost of which will be paid by the Savings Bank. The Chairperson of the Savings Bank shall be advised in writing by the physician of the continued fitness of CEO to perform under this Agreement and such report shall be confidential.

         5.9. Non-Qualified Deferred Compensation Plans: Within six (6) months of execution of this Agreement, the Bank shall adopt for the benefit of CEO, a Supplemental Executive Retirement Plan to supplement the benefits payable to CEO at retirement from the Bank's tax-qualified plans, and a Phantom Stock and Phantom Option Plan, pursuant to which CEO will be granted phantom stock and phantom option awards.

6.       NON-ASSIGNABILITY
         -----------------

         This is an Agreement for the personal services of CEO and his rights hereunder shall not be assignable by him, provided, however, that in the event of CEO's death while this Agreement is in effect, any salary of benefits due or payable to him to date of death, along with payment for unused earned and accrued vacation and leave days shall be payable to his estate.

7.       EFFECT OF AGREEMENT
         -------------------

         This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. CEO shall not assign any part of CEO's rights under this Agreement without the written consent of Savings Bank. In the event of a merger, transfer, consolidation, or reorganization involving Savings Bank, this Agreement shall continue in force and become an obligation of Savings Bank's successor.

8.       TERMINATION
         -----------

         This Agreement may be terminated prior to the expiration date provided in Article 1 as follows:

         8.1 The provisions of this Section shall in all respects be subject to the terms and conditions stated in Sections 9 and 10.

         8.1.1 The provisions of this Section shall apply upon the occurrence of an Event of Termination (as herein defined) during the CEO's term of employment under this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following:

         (i) the termination by the Savings Bank of CEO's full-time employment hereunder for any reason

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

other than (A) disability or retirement, (B) death, or (C) Termination for Cause as defined in Section 8.3 hereof; or

         (ii) CEO's resignation from the Savings Bank's employ, upon any

                  (A) failure to elect or reelect or to appoint or reappoint CEO as Chief Executive Officer,

                  (B) material change in CEO's function, duties, or responsibilities, which change would cause CEO's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 2, above,

                  (C) a relocation of CEO's principal place of employment by more than 30 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to the CEO from those being provided as of the effective date of this Agreement,

                   (D) liquidation or dissolution of the Savings Bank or Company other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of CEO, or

                  (E) breach of this Agreement by the Savings Bank.

Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or
(E), above, CEO shall have the right to elect to terminate his employment under this Agreement by resignation upon sixty (60) days prior written notice given within a reasonable period of time not to exceed four calendar months after the initial event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Savings Bank, the CEO, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights solely under this Agreement and this Section 8 by virtue of the fact that CEO has submitted his resignation but has remained in the employment of the Savings Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), (D) and (E) above.

         (iii) CEO's voluntary resignation from the Savings Bank's employ on the effective date of, or at any time following a Change in Control during the term of this Agreement. For these purposes, a "Change in Control" shall mean: (1)(i) a reorganization, merger, merger conversion, consolidation or sale of all or substantially all of the assets of the Savings Bank or a similar transaction in which the Savings Bank is not the resulting entity; (ii) individuals who constitute the board of directors of the Savings Bank as of the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-fourths of the directors composing the Incumbent Board or whose nomination for election by the Savings Bank's stockholders or members was approved by the nominating committee serving under an Incumbent Board shall be for purposes of this section considered as though he were a member of the Incumbent Board; or (iii) an acquisition of "control" of the Savings Bank as defined by the Home Owners Loan Act, as amended, and applicable rules and regulations promulgated thereunder as in effect at the time of the Change in Control (collectively, the "HOLA"), or
(iv) an acquisition of the Savings Bank's stock requiring submission of notice under the Change in Savings Bank Control Act; (2) In the event of the conversion of the Savings Bank to stock form as the subsidiary of a stock holding company ("Stock Holding Company") to own 100% of the Savings Bank's stock at any time subsequent to the effective date of this Agreement, a "Change in Control" shall mean, a change in control of the Savings Bank or the Stock Holding Company of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on

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

the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Savings Bank or the Stock Holding Company within the meaning of the HOLA; or
(iii) without limitation, such a change in control shall be deemed to have occurred at such time as (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Savings Bank or the Stock Holding Company representing 25% or more of the Savings Bank's or Stock Holding Company's outstanding securities ordinarily having the right to vote at the election of directors, except for any securities of the Savings Bank issued to the Stock Holding Company in connection with the Reorganization and Stock Offering pursuant to the Savings Bank's Plan of Reorganization and Stock Issuance and securities purchased by the Savings Bank's or the Stock Holding Company's employee stock benefit plans; or (b) the Incumbent Board ceases for any reason to constitute at least a majority of the board of directors of the Savings Bank or Stock Holding Company; or (c) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Savings Bank or the Stock Holding Company or similar transaction.

         8.1.2    Payments Upon an Event of Termination.

         (a) Upon the occurrence of an Event of Termination other than a Change in Control, on the date of termination, the Savings Bank shall pay CEO, as severance pay or liquidated damages, or both, a sum equal to the sum of (i) the Base Salary from the date of termination through the remaining term of the Agreement and (ii) the highest rate of bonus awarded to the CEO during the prior three years. At the election of the CEO, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the CEO's termination. In the event that no election is made, payment to the CEO will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the CEO obtains other employment following termination of employment.

         (b) Upon the occurrence of an Event of Termination in connection with a Change in Control, on the date of termination the Savings Bank shall pay CEO, as severance pay or liquidated damages, or both, a sum equal to three (3) times the sum of (i) Base Salary and (ii) the highest rate of bonus awarded to the CEO during the prior three years. At the election of the CEO, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the CEO's termination. In the event that no election is made, payment to the CEO will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the CEO obtains other employment following termination of employment.

         (c) Upon the occurrence of an Event of Termination, the Savings Bank will cause to be continued, at the expense of the Savings Bank, life, medical, dental, retiree health, and disability coverage substantially identical to the coverage maintained by the Savings Bank for CEO prior to his termination. In addition, the Savings Bank shall continue all other perquisites provided to CEO pursuant to this Agreement. Such coverage and benefits shall continue from the date of termination through the remaining term of this Agreement. The Savings Bank shall also provide executive outplacement services to CEO for a period of one year.

         (d) Notwithstanding the preceding paragraphs of this Section 8, in the event that:

               (i) the aggregate payments or benefits to be made or afforded to CEO under said

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

                    paragraphs (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto, and

               (ii) if such Termination  Benefits were reduced to an amount (the
                    "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under Section 280G of the Code or any successor thereto, then the Termination Benefits to be paid to CEO shall be so reduced so as to be a Non-Triggering Amount.

8.1.3    Failure to Extend Agreement.

         (a) In the event that the Savings Bank fails to renew the term of this Agreement (see Paragraph 1 above), and upon the subsequent termination of CEO's full-time employment hereunder by the Savings Bank for any reason other than disability or retirement, death or Termination for Cause as defined in Section
8.3 hereof, the Savings Bank shall pay CEO, as severance pay or liquidated damages, or both, a sum equal to the sum of (i) the Base Salary from the date of termination through the remaining term of the Agreement and (ii) the highest rate of bonus awarded to the CEO during the prior three years. At the election of the CEO, which election is to be made on an annual basis during the month of January, and which election is irrevocable for the year in which made and upon the occurrence of an Event of Termination, any payments shall be made in a lump sum or paid monthly during the remaining term of this Agreement following the CEO's termination. In the event that no election is made, payment to the CEO will be made on a monthly basis during the remaining term of this Agreement. Such payments shall not be reduced in the event the CEO obtains other employment following termination of employment. At the minimum, the Savings Bank shall pay CEO not less than the Base Salary for the period of one year. In addition, the provisions of Paragraphs 8.1.2 (c) and 8.1.2 (d) shall apply.

         (b) In the event that the Savings Bank fails to renew the term of this Agreement (see Paragraph 1 above), the notice period for CEO's voluntary termination of this Agreement (see Paragraph 8.2.1) shall be reduced from one hundred and twenty (120) days to sixty (60) days until such time as the Savings Bank extends the Agreement to a remaining term of three years.

         (c) In the event that the Savings Bank fails to renew the term of this Agreement (see Paragraph 1 above), and upon the subsequent voluntary termination of CEO's full-time employment by CEO, the Savings Bank shall pay to CEO a sum equal to the Base Salary for a period of one year.

         8.2      Resignation by CEO

         8.2.1 Should CEO voluntarily decide to terminate his employment for any reason other than as specifically set forth in Section 8.1, he will provide the Savings Bank with no less than one hundred and twenty (120) days written notice, as defined in Section 8.5.1, of the Date of Termination, as defined in Section
8.5.2. During such one hundred and twenty (120) day period, Executive shall continue to receive the Base Compensation payable under Section 3.1.1, the automobile allowance payable under Section 3.1.2, and shall be entitled to a pro-rata share of any bonus payable under Section 3.1.3. In addition, CEO shall be entitled to the Insurance and Employee Benefits payable for such period under
Section 5.

         8.2.2 In the event that the CEO gives the Notice of Termination and complies with the 120 day notice period set forth in Section 8.1.1 above, and, at the Savings Bank's option, the Savings Bank

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

decides on an earlier termination date, which does not comply with the 120 day notice provision, then the CEO will be entitled to receive the payments to which he becomes entitled under Section 8.2.1, through the Date of Termination, as defined in Section 8.5.2.

         8.3      Termination for Cause:

         8.3.1 The Savings Bank's Board of Directors may terminate the officer or employee's employment at any time, but any termination by the Savings Bank's Board of Directors other than termination for cause, shall not prejudice the officer or employee's right to compensation or other benefits under the Agreement. The officer or employee shall have no right to receive compensation or other benefits for any period after termination for cause. Termination for cause shall include termination because of the officer or employee's personal dishonesty, negligence, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement. In such event, CEO shall be given prior written notice of the charges against him and an opportunity to respond in writing to the charges before a final decision is made to terminate this Agreement.

         8.4      Termination Due to Death:

         8.4.1 No termination compensation will be paid in the event that CEO's employment is terminated as a result of death.

         8.5      Notice; Date of Termination:

         8.5.1 Notice. Any purported termination by the Savings Bank or by CEO shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of CEO's employment under the provision so indicated.

         8.5.2 Date of Termination shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         8.5.3 If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the voluntary termination by the CEO in which case the Date of Termination shall be the date specified in the Notice (which shall conform to the requirements of this Agreement), the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Savings Bank will continue to pay CEO his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Compensation) and continue CEO as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement, provided such dispute is

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

resolved within the term of this Agreement. If such dispute is not resolved within the term of the Agreement, the Savings Bank shall not be obligated, upon final resolution of such dispute, to pay CEO compensation and other payments accruing beyond the term of the Agreement. Amounts paid under this Section shall be offset against or reduce any other amounts due under this Agreement.

9.       SUSPENSION AND/OR REMOVAL:
         --------------------------

         9.1 If the officer or employee is suspended and/or temporarily prohibited from participating in the conduct of the Savings Bank's affairs by a notice served under section 8(e)(3) or (9)(1) of [the] Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Savings Bank's obligations under the Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Savings Bank may in its discretion (i) pay the officer or employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part) any of its obligations which were suspended.

         9.2 If the officer or employee is removed and/or permanently prohibited from participating in the conduct of the Savings Bank's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C, 1818(e)(4) or (g)(1)), all obligations of the Savings Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the Agreeing parties shall not be affected.

10.      TERMINATION OF ALL AGREEMENT OBLIGATIONS:
         -----------------------------------------

         10.1 If the Savings Bank is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under the Agreement shall terminate as of the date of default, but this paragraph 10.1 need not be included in an employment Agreement if prior written approval is secured from the Director or his or her designee.

         10.2 All obligations under the Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Savings Bank.

         10.2.1 by the Director or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Savings Bank under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or

         10.2.2 by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Savings Bank or when the Savings Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shell not be affected by such action.

11.      PAYMENTS.
         ---------

         Any  payments  made to the  employee  pursuant  to this  Agreement,  or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.ss.1828(k) and any regulations promulgated thereunder.

12.      ENTIRE AGREEMENT:
         ----------------

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

         This Agreement constitutes the entire understanding of the parties concerning CEO's compensation and may not be modified or amended without the written consent of the parties.

13.      ARBITRATION:
         -----------

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within twenty-five (25) miles from the location of the Savings Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that CEO shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

14.      PAYMENT OF LEGAL FEES:
         ---------------------

         Reasonable legal fees paid or incurred by CEO pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Savings Bank, provided that the dispute or interpretation has been resolved in the CEO's favor.

15.      INDEMNIFICATION:
         ---------------

         The Savings Bank shall provide CEO (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify CEO (and his heirs, executors and administrators) to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a trustee, director or officer of the Savings Bank (whether or not he continues to be a trustee, director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Savings Bank's Board). If such action, suit or proceeding is brought against CEO in his capacity as an officer, trustee, or director of the Savings Bank, however, such indemnification shall not extend to matters as to which CEO is finally adjudged to be liable for willful misconduct in the performance of his duties.

16.      SUCCESSOR TO THE SAVINGS BANK:
         -----------------------------

         The Savings Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Savings Bank or the Company, expressly and unconditionally to assume and agree to perform the Savings Bank's obligations under this Agreement, in the same manner and to the same extent that the Savings Bank would be required to perform if no such succession or assignment had taken place.

17.      CONFIDENTIAL INFORMATION:
         ------------------------

         During the term of this Agreement, and any extensions thereof, CEO will have access to trade secrets, computer programs, processes, information concerning the Savings Bank's members, marketing strategies, business plans, audit information, regulatory relationships, as well as other confidential information pertaining to the Savings Bank (collectively referred to as "the Savings Bank's Confidential Information"). CEO shall not in any way, commercial or otherwise, except to the extent required by the proper performance of his duties and of this Agreement, disclose to any person, for any reason, at any time, any information relating to the Savings Bank's Confidential Information. Information which is generally available to the public shall not be considered the Savings Bank's Confidential Information. Further, upon the termination of this Agreement, or any extension thereof, for any reason, CEO agrees to continue to treat as private and privileged all such Savings Bank's Confidential Information and will not disclose any such information for at least two (2) years after the termination of this Agreement, except upon the direct written authorization of the Chairman of the Board of the Savings Bank.

18.      RESTRICTIVE COVENANT:
         --------------------

CEO acknowledges that his services are special and of unique value to the Savings Bank and therefore covenants and agrees that for a period of one (1) year after termination of this Agreement, or any extensions, for any reason, whether with or without cause, he will not be employed by a financial institution, whose principal offices are located in Union County, New Jersey. As a specific exception to the arbitration provision noted above, CEO acknowledges that the Savings Bank shall be entitled to seek injunctive relief in court to enforce the terms and provisions of this restrictive covenant. Nothing contained in this restrictive covenant shall prevent the CEO from serving as a consultant for the purpose of establishing a de novo financial institution provided the CEO is an independent contractor and not an employee of the financial institution.


The parties hereto subscribe below:

ATTEST:                                       SYNERGY FEDERAL SAVINGS BANK




-----------------------------                 ----------------------------------
Secretary                                     Kenneth S. Kasper, Chairman


WITNESS:                                      CEO:



-----------------------------                 ----------------------------------
                                              John S. Fiore

Date: _________________, 1999




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